AEYE ANNOUNCES COMMON STOCK PURCHASE AGREEMENT WITH TUMIM STONE CAPITAL FOR UP TO $125 MILLION

Demonstrates Investor Confidence in AEye’s Business and Provides Access to Additional Capital to Support Growth

Dublin, Calif. – December 8, 2021 — AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high-performance LiDAR solutions, today announced that it has entered into a common stock purchase agreement (the “Purchase Agreement”) with Tumim Stone Capital LLC (“Tumim Stone”). Under the terms and subject to the conditions of the Purchase Agreement, AEye will have the right, but not the obligation, to issue and sell to Tumim Stone up to $125 million of AEye’s common stock from time-to-time over the approximately 36-month term of the Purchase Agreement.

Blair LaCorte, CEO of AEye, said, “Our existing cash, cash equivalents, and marketable securities, combined with the expected liquidity provided pursuant to this Purchase Agreement, currently provides AEye with access to approximately $300 million of total capital. This gives us tremendous operational and strategic flexibility as we drive forward to achieve key product and commercial milestones. Having led and scaled public companies across several business cycles, our leadership team understands the importance of securing access to sources of funding when capital markets are strong. Put simply, this Purchase Agreement will allow us to continue to execute from a position of strength.”

LaCorte continued, “We believe this commitment from Tumim Stone underscores investor confidence in AEye’s business plan, including a unique business model that leverages the automotive industry’s existing value chain to drive the adoption of our high-performance LiDAR solutions.”

AEye is experiencing growing product, customer, and partnership momentum for its unique adaptive LiDAR.  AEye’s 4Sight™ LiDAR was recently awarded the prestigious CES 2022 Innovation Award.  In the automotive markets, the path to series production is accelerating with Continental announcing the availability of the B sample of their HRL131 long range LiDAR sensor based on AEye’s technology.  In industrial markets, 4Sight sensor production has moved to AEye’s manufacturing partner, Sanmina, to expedite deliveries to customers in the Intelligent Transportation System, trucking, rail, construction, aerospace, and defense markets.  AEye’s momentum is also reflected in its growing footprint and team – having recently opened offices in Korea and Japan, and expanding its presence in Europe while attracting top LiDAR industry talent.

Under the terms of the Purchase Agreement, AEye has the right, but not the obligation, to sell to Tumim Stone up to $125 million of its common stock, subject to certain conditions. AEye may direct Tumim Stone to purchase a number of shares not to exceed an amount determined by AEye’s trading volume and stock price. Purchase notices may be issued over the period commencing once certain customary conditions are satisfied, including the filing and securing effectiveness of a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to resale of the shares issued pursuant to the Purchase Agreement, which is expected in mid-to-late March 2022 upon AEye’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2021, and ending on the first day of the month next following the 36-month anniversary of the Purchase Agreement.

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AEye expects to use net proceeds from the financing over time for working capital and general corporate purposes to support its future growth.

As consideration for Tumim Stone’s commitment to purchase shares of AEye’s common stock upon the terms and conditions set forth in the Purchase Agreement, AEye will issue 302,634 shares of its common stock to Tumim Stone.

AEye will be attending the Consumer Electronics Show in Las Vegas from January 5-8, 2022.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of AEye’s common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.

About AEye

AEye is the premier provider of intelligent, next generation, adaptive LiDAR for vehicle autonomy, ADAS, and robotic vision applications. AEye’s Intelligent Detection and Ranging iDAR™ system and 4Sight™ products leverage biomimicry and principles from automated targeting applications used by the military to scan the environment, intelligently focusing on what matters most, enabling faster, more accurate, and more reliable perception. iDAR is the only software configurable LiDAR with integrated deterministic artificial intelligence, delivering industry-leading performance in range, resolution, and speed. The company was founded in 2013 and is based in the San Francisco Bay Area.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the U. S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this release include statements about the availability and use of the common stock equity line established by the Purchase Agreement, statements about the Company’s access to $300 million in funds, statements regarding the filing and effectiveness of a registration statement to be filed by AEye with respect to the shares issued pursuant to the Purchase Agreement, and statements about the Company’s product, customer and partnership momentum, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to:

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(i) the risks that the Company will be unable to satisfy all of the conditions in the Purchase Agreement necessary for Tumim Stone’s obligation to purchase the Company’s shares to arise; (ii) the risks that the Company will be unable to access the full $125 million equity line, or a substantial portion thereof, due to the limitations in the Purchase Agreement, or otherwise; (iii) the risks that the trading volume and price limitations will limit the Company’s ability to access some or all of the equity line; (iv) the risks that the Company will be unable to file the Registration Statement with the SEC or that such Registration Statement is never declared effective, or it is declared effective later than expected impacting the Company’s ability to utilize the equity line as desired; (v) the risks that the Company’s access to approximately $300 million of total capital will not be sufficient for the Company to reach breakeven and/or positive cashflow; (vi) the risks that the Company’s licensing model that leverages the automotive industry’s existing value chain may not be successful or yield results in the timeframe expected; (vii) the risks that AEye may not achieve its goal to deliver reliable, cost-effective, and high-performance products that accelerate the adoption of LiDAR; (vii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (ix) the risks that competing technologies will improve overtime to become operationally equivalent or more cost-effective, or both; (x) the risks that competitors may introduce similar products into the market and such competitive solution takes some or all of the market share away from the AEye; (xi) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xii) the risks that AEye’s products will not function as anticipated by AEye or by AEye’s target markets and customers; (xiii) the risks that the size of the total available market for the use of LiDAR will be smaller than predicted or take longer to come to fruition than predicted; (xiv) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xv) the risks that changes in the competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business will negatively impact the Company’s business; (xvi) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; (xvii) the potential inability of AEye to scale its manufacturing capacity or to achieve efficiencies regarding its manufacturing processes or other costs; and (xviii) the risks of downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, including the Delta and Omicron variants, which has caused significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Quarterly Report on Form 10-Q that AEye filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by AEye or that will be filed by AEye from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

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Media Contact:

AEye, Inc.

Jennifer Deitsch

jennifer@aeye.ai

925-400-4366

Investors:

Financial Profiles, Inc.

Matt Keating

AEye@finprofiles.com

310-622-8230

John Brownell

AEye@finprofiles.com

310-622-8489

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